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                                                                    EXHIBIT 10.2

                         WAGE CONTINUATION AGREEMENT OF
                        THE HAWK GROUP OF COMPANIES, INC.

         THIS AGREEMENT is made and entered into as of this 30th day of June, 1995, by and between The Hawk Group of Companies, Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), and Norman C. Harbert, individually (hereinafter referred to as the Employee").

         WHEREAS, the Employee is employed by the Corporation;

         WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage his continued employment by providing this additional compensation for the Employee's services to the Corporation;

         WHEREAS, the Employee has no present intention to retire;

         WHEREAS, the Employee wishes to be assured that the spouse of the Employee at the time of his death (the "Spouse") will be entitled to a certain minimum amount of compensation for the lifetime of the Spouse after his death; and

         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to the Spouse after the Employee's death;

         NOW THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         1. CONSIDERATION.

            (a) In consideration of the Employee remaining in its employ, the Corporation agrees that, in the event of death of the Employee (i) while the Employee is in the active employ of the Corporation or (ii) while the Employee is no longer in the active employ of the Corporation solely because the Employee is mentally or physically disabled, the Corporation shall pay to the Spouse a wage continuation payment. The "wage continuation payment" shall be an amount equal to 50 percent of the Employee's salary, but in no event less than 50 percent of the Employee's



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average salary in the two calendar years preceding (i) the Employee's death (in the event of death while the Employee is in the active employ of the Corporation) or (ii) the Employee becoming mentally or physically disabled (in the event of death while the Employee is no longer in the active employ of the Corporation solely because the Employee is mentally or physically disabled). The phrase "mentally or physically disabled" shall have the meaning ascribed to it in the Employment Agreement entered into between the Corporation and the Employee on June 30, 1995. The term "salary" shall mean Form W-2 salary from the Corporation subject to income tax other than any bonuses and benefits paid to the Employee. The amount shall be payable to the Spouse in equal monthly installments commencing with the first day of the first month following the month of the Employee's death and shall continue monthly until the death of the Spouse.

            (b) In the event that, upon the death of the Employee, the Spouse is not then living, the Corporation shall not be obligated to make any payments hereunder, and neither the Employee's estate, his heirs or his other beneficiaries shall have any claim thereto.

         2. TERMINATION. In the event that the employment of the Employee by the Corporation is terminated for any reason other than his (i) death or (ii) the Employee becoming mentally or physically disabled, this Agreement shall thereupon terminate, and the Corporation shall have no further obligation hereunder. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employ of the Corporation in any capacity. It is expressly understood by the parties thereto that this Agreement relates exclusively to salary continuation benefits in return for the Employee's services and is not intended to be an employment contract.

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         3. PAYMENT. Nothing contained in the Agreement and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee or the Spouse. The payments to the Spouse shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation, and no person, other than the Corporation, shall have, by virtue of the provisions of the Agreement, any interest in such assets. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

         4. INSURANCE. In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of the Employee to allow the Corporation to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the Employee nor the Spouse shall have any rights whatsoever therein; the Corporation shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

         5. PROHIBITIONS. Neither the Employee nor the Spouse shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a preceding by law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee or the Spouse. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Corporation shall thereupon have no further liability hereunder.

         6. AMENDMENT. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

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         7. BINDING. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee and his successors, assigns, heirs, executors, administrators and the Spouse.

         8. NOTICE. Any notice, consent or demand required or permitted to be given under the provisions of the Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last address as shown on the records of the Corporation.

         9. CONSTRUCTION. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

         10. INTEGRATION. This Agreement supersedes all prior arrangements, understandings, conversations and negotiations between the parties with respect to the subject matter of this Agreement and shall constitute the entire agreement between the parties with respect to such matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day of the first above written.

ATTESTED TO:                              THE HAWK GROUP OF COMPANIES,INC.

By: /s/Byron S. Krantz                    By: /s/Ronald E. Weinberg
    -----------------------------             ---------------------------------
         Byron S. Krantz                         Ronald E. Weinberg
         Secretary                               Vice Chairman

                                              /s/Norman C. Harbert
                                              ---------------------------------
                                               Norman C. Harbert, Employee

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